UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 20, 2016

Date of Report (Date of earliest event reported)
ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 20, 2016, Abraxas completed the sale of its Portilla field (including Abraxas’ interest in the surface estate) in San Patricio County, Texas to Frostwood Energy, LLC for net proceeds of approximately $13.0 million after fees and purchase price adjustments.   The assets sold consist of approximately 2,074 net mineral acres and 0.8 million barrels of proved reserves (0.8 million barrels of oil, 0.3 billion cubic feet of gas), based on the Company’s December 31, 2015 internal reserve report. The Company plans to use the net proceeds from this sale to immediately re-pay amounts due under its credit facility.

The description of the sale described under this Item 1.01 is qualified in its entirety by a copy of the Purchase and Sale Agreement filed as an exhibit to this Form 8-K (the “Agreement”). The representations and warranties of the parties in the Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.
Item 7.01    Regulation FD Disclosure
On September 20, 2016, Abraxas issued a news release announcing the closing of the sale of its Portilla Field. The full text of the release is included as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
Number      Description

*10.1	Purchase and Sale Agreement dated September 20, 2016, between Abraxas Petroleum Corporation and Frostwood Energy, LLC

99.1	Press Release dated September 20, 2016
*The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are on page iii of the Purchase and Sale Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION
By: /s/ Geoffrey R. King
Geoffrey R. King
Vice President and Chief Financial
Officer

Dated: September 20, 2016